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                                                                  EXHIBIT 10(o)

                                CONTRACT OF ENGAGEMENT


September 12, 2000

THIS IS A CONSULTING AGREEMENT (this "Agreement") by and between GDH Consultants Ltd. (GDH), a British Columbia corporation, and POWER TECHNOLOGY, INC. (the "Company"), a Nevada corporation, and by which GDH and the Company, in consideration of the mutual agreements set forth below (the mutually, adequacy, and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. RETENTION OF GDH AS CONSULTANT. The Company hereby engages GDH, and GDH hereby agrees to provide business acumen in technology transfer and technology sales in the Asia Pacific region to the Company. Neither GDH nor the Company shall make an commitment, representation, or warrant of an kind whatsoever on behalf of the other, nor shall any party have an right or authority to sign for, bind, or commit the other to an obligation or undertaking in connection with an transaction contemplated herein, or otherwise, without the written consent of the other.

     2. GDH through its own abilities and affiliated operatives, shall seek to provide sales and funding relationships (cash, debt or equity) for Power Technology Inc.

     3. SERVICES AND COMPENSATION. The Company agrees to the following for schedule:

         a. 100,000 options @ 1.00 B exercise price release date September 12, 2000.

         b. The company agrees to reimburse GDH for all expenses incurred on its behalf, all expense will be pre-authorized in the form of an authorization for expenditure.

         c. Upon the successful receipt of funds brought to the company through GDH, a commission payment of 10% (ten percent) on gross funds raised under $1 million and a Lehman formula commission on gross funds over $1 million (5, 4, 3, 2, 1%) will be payable. This is applicable to all transactions brought to the company by GDH unless other specified by the parties in writing.

         d. Payment must be made to GDH within 15 days of receipt of funds to the company.

     4.  TRADE SECRETS: CONFIDENTIAL INFORMATION.  The parties agree that:

         a. all of the trade secrets of each party (which include, but are not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or services, whether currently existing or otherwise developed during the term of this Agreement, that derives economic value, actual or potential, from not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts which are reasonable under the circumstances to maintain its secrecy and an other information or materials that is a trade secret; and

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         b.   all of the confidential information of each party (which includes any data or information of either party other than trade secrets, whether currently existing or otherwise developed or acquired by either party during the term of this Agreement, which is competitively sensitive and not generally known to the public); that either has been provided, or will be provided, to the other or that has been obtained, or will be obtained, by either party in connection with this Agreement (such trade secrets and confidential information being referred to collectively as the "Information") is proprietary Information of the disclosing party and is sole, exclusive and valuable property of the disclosing party (and the recipient party acknowledges and agrees that he has, and will acquire, not right, title or interest in such party.

     5. LIMITATION ON LIABILITY. Notwithstanding anything to the contrary in this Agreement, either parties liability to the Company for any loss or damage arising out of either parties performance or nonperformance of the Services shall be limited to loss or damage directly resulting from willful misconduct or gross negligence of either parties or its agents. It is expressly agreed that in no event shall GDH's liability to the Company ever exceed the fees paid to GDH by the Company for the Services set forth in Section 2. NEITHER GDH NOR ITS OFFICERS, DIRECTORS, SHAREHOLDERS OR AGENTS SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES SUFFERED BY THE COMPANY OR FOR ANY CLAIM, DEMAND OR ACTION AGAINST THE COMPANY OR ANY OF ITS REPRESENTATIVES BY ANY THIRD PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     6. INDEMNIFICATION. The Company shall be solely responsible for, and hold harmless and indemnify GDH (including its successors, officers, directors, shareholders, employees, agents and representatives) from and against, all losses, claims, damages, liabilities, and expenses (including any and all reasonable expenses and attorneys fees incurred in investigating, preparing or defending against an litigation or proceeding, commenced or threatened, or an claim whatsoever whether or not resulting in an liability) in connection with GDH's provision of the Services to the Company, unless such loss, claim, damage, liability or expense results from the willful misconduct or gross negligence of GDH or its employees or agents.

     7.  MISCELLANEOUS.

         a. Notices. Each notice under this Agreement shall be in writing and given either in person or by facsimile, overnight delivery service or first class mail, postage and any other costs prepaid, to the address of the party being given notice set forth below his or its signature or to such other address as a party may furnish to the other as provided in this sentence; and if such notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing also to such permitted successor or assign.

         b. Assignment. Successors in Interest. No assignment, transfer or delegation of an rights or obligations under this Agreement by a party shall be made without the prior written consent of the other party. This Agreement is binding upon the parties and their respective successors and assigns, and inures to the benefit of the parties and their respective permitted successors and assigns. References to a party are also references to an successor or assign of such party.

         c. Certain Definition. Whenever the context requires, the singular includes the plural, the plural

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              includes the singular, and the gender of an pronoun includes the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions. The parties agree: (1) that "this Agreement" includes an amendments or other modifications and supplements, and all exhibits, schedules and an other attachments, to it;
              (ii) that "parties to this Agreement" and variations of that phrase includes all persons who have executed and delivered this Agreement and, in the event of a successor or assign to a person who has executed and delivered this Agreement, such successor or assign; and (iii) that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "include" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         d. Severability. An determination by an court of competent jurisdiction that an provision of this Agreement is invalid shall not affect the validity of an other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

         e. Integration. Amendment; Waiver. This Agreement (i) constitutes the entire agreement of the parties with respect to its subject matter, (ii) supersedes all prior agreements, if any, of the parties with resect to its subject matter, and (ii) may not be amended except in writing signed by the party against whom the change is being asserted. The failure of any party at any time or times to require the performance of an provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

         f. Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the Province of British Columbia.

         DULY EXECUTED and delivered by the parties hereto on September 12, 2000.

POWER TECHNOLOGY, INC.                       GDH Consultants Ltd.

By:  /s/ Lee Balak                           By: /s/ Jeff Howse
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Name:    Lee Balak                           Name:   Jeff Howse
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Title:   President                           Title:  President
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